CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2019 relating to the financial statements, which appears in TechCare Corp.’s Annual Report on Form 10-K for the year ended December 31, 2018.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 28, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited